Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: March 3, 2009

GoldenTree Asset Management LLP

By:	GoldenTree Asset Management LLC, its general partner

By:	/s/ George Travers
Name:	George Travers
Title:	Attorney-in-Fact

GoldenTree Asset Management LLC

By:	Steven A. Tananbaum, its senior managing member

By:	/s/ George Travers
Name:	George Travers
Title:	Attorney-in-Fact

Steven A. Tananbaum

By:	/s/ George Travers
Name:	George Travers
Title:	Attorney-in-Fact